                                                                  EXHIBIT (d)(9)

                                                          Stock Option Agreement
                                                       2000 Stock Incentive Plan


                               INTERWOVEN, INC.

                           2000 STOCK INCENTIVE PLAN

                            STOCK OPTION AGREEMENT
                            ----------------------


         1.   Grant of Option.  The Interwoven, Inc. (the "Company") hereby
              ---------------
grants to Optionee an option (this "Option") to purchase up to the total number of shares of Common Stock of the Company set forth in the Notice of Grant (collectively, the "Shares") at the exercise price set forth in the Notice of Grant (the "Exercise Price"), subject to all of the terms and conditions of the Notice of Grant, this Stock Option Agreement (the "Agreement") and the 2000 Stock Incentive Plan (the "Plan"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

         2.   Vesting; Exercise Period.
              ------------------------

              2.1      Vesting of Shares.  The Option shall be exercisable as it
                       -----------------
vests, unless otherwise indicated in the Notice of Grant. Subject to the terms and conditions of the Plan and the Agreement, the Option shall vest and become exercisable as to portions of the Shares pursuant to the vesting schedule specified in the Notice of Grant, provided that Optionee has continuously provided services to the Company, or any Parent or Subsidiary of the Company, at all times during the relevant month.

              2.2      Vesting of Options. Shares that are vested pursuant to
                       ------------------
the vesting schedule set forth in the Notice of Grant are "Vested Shares." Shares that are not vested pursuant to the schedule set forth in the Notice of Grant are "Unvested Shares."

              2.3      Expiration. The Option shall expire on the expiration
                       ----------
date set forth in the Notice of Grant, and must be exercised, if at all, on or before the earlier of the expiration date of the Option or the date on which the Option is earlier terminated in accordance with the provisions of Section 3 hereof.

         3.   Termination.
              -----------

              3.1 Termination for Any Reason Except Death, Disability or Cause.
                  ------------------------------------------------------------
If Optionee is Terminated for any reason except Optionee's death, Disability or Cause, then the Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in the Notice of Grant on the Termination Date, may be exercised by Optionee no later than three (3) months after the Termination Date, but in any event no later than the expiration date.

              3.2 Termination Because of Death or Disability. If Optionee is
                  ------------------------------------------
Terminated because of death or Disability of Optionee (or the Optionee dies within three (3) months after Termination other than for Cause or because of Disability), then the Option, to the extent that it is vested in accordance with the schedule in the Notice of Grant on the Termination
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                                                          Stock Option Agreement
                                                       2000 Stock Incentive Plan

Date, may be exercised by Optionee (or Optionee's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date.

              3.3 Termination for Cause. If Optionee is Terminated for Cause,
                  ---------------------
the Option will expire on the Optionee's date of Termination.

              3.4 No Obligation to Employ. Nothing in the Plan or this Agreement
                  -----------------------
shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee's employment or other relationship at any time, with or without Cause.

         4.   Manner of Exercise.
              ------------------

              4.1 Stock Option Exercise Agreement. To exercise the Option,
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Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company
          ---------
from time to time (the "Exercise Agreement"), which shall set forth, inter alia,
                                                                     ----- ----
Optionee's election to exercise the Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

              4.2 Limitations on Exercise. The Option may not be exercised
                  -----------------------
unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.

              4.3 Payment. The Exercise Agreement shall be accompanied by full
                  -------
payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

    (a)  by cancellation of indebtedness of the Company to the Optionee;

    (b) by surrender of shares of the Company's Common Stock that either: (1) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Optionee in the open public market; and (3) are clear of all liens,
                                             ---
         claims, encumbrances or security interests;

    (c) by waiver of compensation due or accrued to Optionee for services rendered;
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                                                          Stock Option Agreement
                                                       2000 Stock Incentive Plan

    (d) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a "margin" commitment from Optionee and an NASD
                  --
         Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

    (e)  by any combination of the foregoing.

              4.4 Tax Withholding. Prior to the issuance of the Shares upon
                  ---------------
exercise of the Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

              4.5 Issuance of Shares. Provided that the Exercise Agreement and
                  ------------------
payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee's authorized assignee, or Optionee's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

         5.   [INTENTIONALLY LEFT BLANK]

         6.   Compliance with Laws and Regulations.  The exercise of the Option
              ------------------------------------
and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

         7.   Nontransferability of Option.  Except as otherwise set forth in
              ----------------------------
Section 11 of the Plan, the Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Optionee.
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                                                          Stock Option Agreement
                                                       2000 Stock Incentive Plan

         8.   Tax Consequences.  Set forth below is a brief summary as of the
              ----------------
date the Board adopted the Plan of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

              8.1 Exercise of Nonqualified Stock Option. There may be a regular
                  -------------------------------------
federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

              8.2  Disposition of Shares.  The following tax consequences may
                   ---------------------
apply upon disposition of the Shares.

                   a. Nonqualified Stock Options. If the Shares are held for
                      --------------------------
more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an nonqualified stock option, any gain realized on disposition of the Shares will be treated as long-term capital gain.

                   b. Withholding. The Company may be required to withhold from
                      -----------
Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of the compensation income.

         9.   Privileges of Stock Ownership.  Optionee shall not have any of the
              -----------------------------
rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

         10.  Interpretation.  Any dispute regarding the interpretation of this
              --------------
Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

         11.  Entire Agreement.  The Plan is incorporated herein by reference.
              ----------------
This Agreement, the Notice of Grant, the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

         12.  Notices.  Any notice required to be given or delivered to the
              -------
Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All
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                                                          Stock Option Agreement
                                                       2000 Stock Incentive Plan

notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

         13.  Successors and Assigns.  The Company may assign any of its rights
              ----------------------
under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

         14.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

                                   EXHIBIT A
                                   ---------


                        STOCK OPTION EXERCISE AGREEMENT

                                   Exhibit A
                                   ---------

                                INTERWOVEN, INC.
                     2000 STOCK INCENTIVE PLAN (the "Plan")
                        STOCK OPTION EXERCISE AGREEMENT
                        -------------------------------

      I hereby elect to purchase the number of shares of Common Stock of Interwoven, Inc. (the "Company") as set forth below:

Optionee_______________________________________________     Number of Shares Purchased:________________________________________
Social Security Number:________________________________     Purchase Price per Share:__________________________________________
Address:_______________________________________________     Aggregate Purchase Price:__________________________________________
_______________________________________________________     Date of Option Agreement:__________________________________________
_______________________________________________________
Type of Option:   [ ]   Incentive Stock Option              Exact Name of Title to Shares:_____________________________________
                  [ ]   Nonqualified Stock Option           ___________________________________________________________________

1. Delivery of Purchase Price. Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Stock Option Agreement (the "Option Agreement") and Notice of Grant as follows (check as applicable and complete):

[ ] in cash (by check) in the amount of $_____________________, receipt of which is acknowledged by the Company;

[ ] by cancellation of indebtedness of the Company to Optionee in the amount of $___________________________________;

[ ] by delivery of ______________________________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $____________________ per share;

[ ] by the waiver hereby of compensation due or accrued to Optionee for services rendered in the amount of $____________________________________;

[ ] through a "same-day-sale" commitment, delivered herewith, from Optionee and the NASD Dealer named therein, in the amount of $_______________________________; or

[ ] through a "margin" commitment, delivered herewith from Optionee and the NASD Dealer named therein, in the amount of $_________________________________________.

2. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3. Entire Agreement. The Plan, Notice of Grant and Option Agreement are incorporated herein by reference. This Exercise Agreement, the Plan, Notice of Grant and the Option Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.


Date:___________________________________ _______________________________________
                                                   Signature of Optionee

                                Spousal Consent



     I acknowledge that I have read the foregoing Stock Option Exercise Agreement (the "Agreement") and that I know its contents. I hereby consent to and approve all of the provisions of the Agreement, and agree that the shares of the Common Stock of Interwoven, Inc. purchased thereunder (the "Shares") and any interest I may have in such Shares are subject to all the provisions of the Agreement. I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have in or to them.





         ___________________________________            Date:__________________
         Signature of Optionee's Spouse

         ___________________________________
         Spouse's Name - Typed or Printed

         ___________________________________
         Optionee's Name - Typed or Printed